Exhibit 10.3

EXECUTION VERSION

SECOND AMENDMENT TO GUARANTY

This Second Amendment to Guaranty (this “Amendment”), effective as of June 30, 2021, is by and between KKR REAL ESTATE FINANCE HOLDINGS L.P., a Delaware limited partnership (the “Guarantor”) and GOLDMAN SACHS BANK USA, a New York chartered bank (“Buyer”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, KREF LENDING III LLC, a Delaware limited liability company (together with its successors and permitted assigns, “QRS Seller”), KREF LENDING III TRS LLC, a Delaware limited liability company (together with its successors and permitted assigns, “TRS Seller”; together with QRS Seller, the “Sellers” and each a “Seller”) and Buyer have entered into that certain Amended and Restated Master Repurchase Agreement, dated as of November 1, 2017 (as amended by that certain First Amendment to Amended and Restated Master Repurchase Agreement, dated as of July 31, 2018, that certain Second Amendment to Amended and Restated Master Repurchase Agreement, dated as of October 31, 2018, that certain Third Amendment to Amended and Restated Master Repurchase Agreement, dated as of May 22, 2020, that certain Fourth Amendment to Amended and Restated Master Repurchase Agreement, dated as of the date hereof, and as may be further amended, modified and/or restated from time to time, the “Repurchase Agreement”);

WHEREAS, in connection with the Repurchase Agreement, the Guarantor executed and delivered that certain Limited Guaranty, dated as of September 30, 2016, in favor of Buyer (as amended by that certain First Amendment to Guaranty, effective as of December 31, 2018, as amended hereby and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”);

WHEREAS, the Guarantor and Buyer wish to modify certain terms and provisions of the Guaranty.

NOW, THEREFORE, the parties hereto agree as follows:

1.         Amendments to Guaranty. The Guaranty is hereby amended as follows:

(a)       Each of the following definitions in Article 1 of the Guaranty are hereby deleted and replaced as follows:

“Tangible Net Worth” means, with respect to any Person and its Subsidiaries on a consolidated basis, as of any date of determination, (a) all amounts which would be included under capital or shareholders’ equity (or like caption) on the consolidated balance sheet of such Person at such date, determined in accordance with GAAP as of such date, less (b)(i) amounts owing to such Person or any such Consolidated Subsidiary from any Affiliates or from officers, employees, partners, members, directors, shareholders or other Persons similarly affiliated with such Person or any Affiliate thereof, (ii) Intangible Assets and (iii) prepaid taxes and/or expenses, all on or as of such date, plus (c)(i) aggregate amount of accumulated depreciation and amortization related to properties, and (ii) aggregate credit loss allowance related to “current expected credit loss” model prescribed by ASC 326, all on as of such date and determined in accordance with GAAP.

“Total Assets” means, with respect to any Person, on any date of determination, an amount equal to the aggregate book value of all assets owned by such Person and its Consolidated Subsidiaries and the proportionate share of such Person of all assets owned by Affiliates of such Person as consolidated in accordance with GAAP, less (a) amounts owing to such Person and its Consolidated Subsidiaries from any Affiliate thereof, or from officers, employees, partners, members, directors, shareholders or other Persons similarly affiliated with such Person or any Affiliate thereof, (b) Intangible Assets, and (c) prepaid taxes and expenses, all on or as of such date, and (d) the amount of non-recourse Indebtedness, including but not limited to, those owing pursuant to securitization transactions that are not issued or sponsored by Guarantor, Affiliates of Guarantor and/or Affiliates of Manager (e.g. commercial real estate CLOs (including, without limitation, any CMBS investments)) that result from the consolidation of “variable interest entities” under the requirements of the Accounting Standards Codification Section 810, as amended, modified or supplemented from time to time, or other similar financing transactions, plus (a) aggregate amount of accumulated depreciation and amortization related to properties, and (b) aggregate credit loss allowance related to “current expected credit loss” model prescribed by ASC 326, all on as of such date and determined in accordance with GAAP.

“Total Indebtedness” means, with respect to any Person, as of any date of determination, the aggregate Indebtedness (other than Contingent Liabilities not reflected on such Person’s consolidated balance sheet) of such Person and its Consolidated Subsidiaries plus the proportionate share of all Indebtedness (other than Contingent Liabilities not reflected on such Person’s consolidated balance sheet) of all non-Consolidated Subsidiaries of such Person as of such date, all on or as of such date and determined in accordance with GAAP, less (a) the amount of non-recourse Indebtedness, including but not limited to, those owing pursuant to securitization transactions that are not issued or sponsored by Guarantor, Affiliates of Guarantor and/or Affiliates of Manager (e.g. commercial real estate CLOs (including, without limitation, any CMBS investments)) that result from the consolidation of “variable interest entities” under the requirements of the Accounting Standards Codification Section 810, as amended, modified or supplemented from time to time, or other similar financing transactions, and (b) any funding obligations or commitments, under any commercial real estate loan investments, and/or any aggregate credit loss allowance related to “current expected credit loss” model prescribed by ASC 326, all on as of such date and determined in accordance with GAAP, related to such funding obligations or commitments.

(b)       Section 5(iv) of the Guaranty is hereby deleted and replaced as follows:

(iv)  permit at any time the ratio, expressed as a percentage, the numerator of which shall equal the Total Indebtedness of Guarantor and its Consolidated Subsidiaries and the denominator of which shall equal the Total Assets of Guarantor and its Consolidated Subsidiaries, to at any time be greater than eighty-three point three three percent (83.33%).

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2.        Effectiveness. The effectiveness of this Amendment is subject to receipt by Buyer of the following:

(a)   Amendments. (i) This Amendment, duly executed and delivered by Guarantor and Buyer and (ii) the Fourth Amendment to the Amended and Restated Master Repurchase Agreement, duly executed and delivered by each Seller, Pledgor, Guarantor and Buyer.

(b)   Responsible Officer Certificate. A signed certificate from a Responsible Officer of Guarantor relating to Guarantor’s execution and delivery of this Amendment and the other Transaction Documents to be executed and delivered in connection with this Amendment, in substantially the form of the Seller “Officer’s Certificate” dated May 22, 2020 in connection with the aforementioned Third Amendment to Amended and Restated Master Repurchase Agreement.

(c)    Good Standing. Certificates of existence and good standing and/or qualification to engage in business for Guarantor.

(d)   Fees. Payment by Sellers of the actual costs and expenses, including, without limitation, the reasonable fees and expenses of counsel to Buyer, incurred by Buyer in connection with this Amendment and the transactions contemplated hereby.

3.        Binding Effect; No Partnership; Counterparts. The provisions of the Guaranty, as amended hereby, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between any of the parties hereto. For the purpose of facilitating the execution of this Amendment as herein provided, this Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and such counterparts when taken together shall constitute but one and the same instrument.

4.       Further Agreements. Guarantor agrees to execute and deliver such additional documents, instruments or agreements as may be reasonably requested by Buyer and as may be necessary or appropriate from time to time to effectuate the purposes of this Amendment.

5.         Governing Law. The provisions of Section 19 of the Guaranty are incorporated herein by reference.

6.        Headings. The headings of the sections and subsections of this Amendment are for convenience of reference only and shall not be considered a part hereof nor shall they be deemed to limit or otherwise affect any of the terms or provisions hereof.

7.       References to Transaction Documents. All references to the Guaranty in any Transaction Document, or in any other document executed or delivered in connection therewith shall, from and after the execution and delivery of this Amendment, be deemed a reference to the Guaranty as amended hereby, unless the context expressly requires otherwise.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the day first written above.

BUYER:

GOLDMAN SACHS BANK USA, a New York state- chartered bank

By:	/s/ Jeffrey Dawkins

Name: Jeffrey Dawkins
Title: Authorized Person

[Signature Page to Second Amendment to Guaranty]

GUARANTOR:

KKR REAL ESTATE FINANCE HOLDINGS L.P.
a Delaware limited partnership

By:	KKR REAL ESTATE FINANCE TRUST INC., its general partner

By:	/s/ Patrick Mattson
Name:	Patrick Mattson
Title:	Authorized Signatory

[Signature Page to Second Amendment to Guaranty]